                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT


       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  May 13, 1999



                            MICROTEL INTERNATIONAL, INC.
                            ----------------------------
               (Exact Name of Registrant as Specified in Its Charter)



          Delaware                                1-10346                  77-0226211
     -------------------------------------------------------------------------------------
     (State or other jurisdiction of         (Commission File            (IRS Employer)
     incorporation or organization)               Number)              Identification No.)

     4290 East Brickell Street, Ontario, California              91761
     -------------------------------------------------------------------------------------
     (Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code:  (909) 456-4321



              _______________________________________________________
           (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

Delisting from Nasdaq SmallCap-SM- Market
-----------------------------------------

     MicroTel International, Inc. (the "Company") announced that effective May 13, 1999, its common stock will no longer be traded on the Nasdaq SmallCap-SM-Market but will be traded on the OTC Bulletin Board-Registered Trademark- under the symbol MCTL. The Company's Press Release announcing this event is attached as Exhibit A.

                                     EXHIBIT A

                                (BW)(MICROTEL)(MCTL)
                        Business Editors & High Tech Writers

                  MICROTEL'S (MCTLC) STOCK TO BE TRADED ON THE OTC
                        BULLETIN BOARD-Registered Trademark-
                               EFFECTIVE MAY 13, 1999

     Board of Directors Decides Reverse Stock Split Is Not in Shareholders' Best Interest

ONTARIO, CALIFORNIA, May 13, 1999 --- MicroTel International Inc. (NASDAQ SmallCap-SM-: MCTLC) today announced its stock will trade on the OTC Bulletin Board-Registered Trademark- effective May 13, 1999. MicroTel's stock symbol will revert to MCTL and the temporary "C" symbol will be dropped on that date. MicroTel's board of directors decided that a reverse stock split would not have been in the best interest of the Company's shareholders nor would it have been effective in preserving the Company's Nasdaq listing.

Carmine T. Oliva, MicroTel's Chairman and CEO, explained the decision, "While our operational and financial performance has greatly improved, these accomplishments have not yet been reflected in the price of our stock. Regrettably, the Company's stock has traded under the threat of being delisted from the Nasdaq SmallCap-SM- market as a result of its inability to maintain the $1 minimum bid price required for continued listing. Despite much positive news associated with the Company's notable progress and Nasdaq's decision in January 1999 to continue to list our stock under a temporary exception, the overriding fear that the Company might not retain its listing by returning to and holding a $1 minimum bid by May 17, 1999, as well as the fear of a reverse split of its stock to achieve the minimum bid has, in our opinion, resulted in the market not supporting a $1 bid price. We believe that such a reverse stock split solely for the purpose of attempting to avoid delisting was not in the best interest of the Company's shareholders and accordingly, elected to transfer the listing of the Company's stock to the OTC Bulletin Board-Registered Trademark-."

"We believe moving to the OTC Bulletin Board-Registered Trademark- affords a better opportunity for our stock price to reflect its inherent, fundamental value as we continue to pursue our focused strategies to achieve both growth and continued improvement in operating results. Key to the Company's growth strategy is the acquisition of new end-user telecommunications products. The most recent example of this strategy was the Company's acquisition in January 1999 of a 41% ownership interest in Digital Transmission Systems, Inc., (DTS)
(OTC BB:DTSX),  a provider of wireless transmission products.   We believe, with
the threat of a reverse split eliminated, the market will ultimately recognize that a share of MicroTel's stock is also represented by a 41% stake in the future value of DTS."

MCTLC-OTC Bulletin Board-Registered Trademark-                   Page 2



MicroTel International, Inc. is a holding company for its three wholly owned subsidiaries - CXR Telcom Corporation in Fremont, CA; CXR, S.A. in Paris, France and XIT Corporation in Ontario, CA. and its 41% owned affiliate company Digital Transmission Systems, Inc. located near Atlanta, Georgia. CXR Telcom Corporation, CXR, S.A. and Digital Transmission Systems, Inc. design, manufacture and market electronic telecommunication test instruments, wireless and wireline voice, data and video transmission and networking equipment. XIT Corporation designs, manufactures and markets information technology products, including input and display components, subsystem assemblies and power supplies. The Company operates out of facilities in the U.S., France, England and Japan.

THE STATEMENTS IN THIS PRESS RELEASE RELATING TO MATTERS THAT ARE NOT HISTORICAL ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, ECONOMIC AND COMPETITIVE CONDITIONS IN THE MARKETS SERVED BY THE COMPANY AFFECTING THE DEMAND FOR THE COMPANY'S PRODUCTS, PRODUCT PRICING, MARKET ACCEPTANCE, ACCESS TO DISTRIBUTION CHANNELS AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS. THESE RISKS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED OR DESCRIBED HEREIN.

                         #              #              #


CONTACT:
MicroTel International, Inc. - James P. Butler, 909/391-4321 (VP Finance, CFO)

                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              MICROTEL INTERNATIONAL, INC.


                              By: /s/ James P. Butler
                                 ------------------------
                                 James P. Butler
                                 Chief Financial Officer


Date: May 19, 1999